Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GREAT BASIN SCIENTIFIC, INC.

The undersigned, Ryan Ashton, hereby certifies that:

FIRST: He is the duly elected and acting President of Great Basin Scientific, Inc., a Delaware corporation (the “Corporation”).

SECOND: That the Corporation was originally incorporated pursuant to the General

Corporation Law of the State of Delaware on August 12, 2008, the Amended and Restated

Certificate of Incorporation was filed on August 29, 2008, the Second Amended and Restated

Certificate of Incorporation was filed on February 11, 2010, the Third Amended and Restated

Certificate of Incorporation was filed on December 31, 2012, the Fourth Amended and Restated

Certificate of Incorporation was filed on November 26, 2013, the Fifth Amended and Restated

Certificate of Incorporation was filed on April 21, 2014, and the Sixth Amended and Restated

Certificate of Incorporation was filed on July 25, 2014.

THIRD: The Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Great Basin Scientific, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV

A. The total number of shares of capital stock the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, consisting of Fifty Million (50,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share thereof held of record.

C. The Preferred Stock may be issued from time to time by the board of directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or non-voting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The board of directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i) the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;

(ii) the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv) the obligation, if any, of the Corporation to retire shares of such class or series pursuant to a sinking fund;

(v) whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

ARTICLE V

The number of directors to constitute the whole board of directors shall be such number (not less than three nor more than twelve) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the bylaws. The board of directors shall be divided into three classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring each year. For the purposes hereof, the initial Class I, Class II and Class III directors shall be so designated by a resolution of the board of directors. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, or until his or her earlier death, resignation or removal; provided, however, that the directors first elected to Class I shall serve for a term ending on the Corporation’s first annual meeting of stockholders following the effectiveness of this Seventh Amended and Restated Certificate of Incorporation, the directors first elected to Class II shall serve for a term ending on the Corporation’s second annual meeting of stockholders following the effectiveness of this Seventh Amended and Restated Certificate of Incorporation, and the directors first elected to Class III shall serve for a term ending on the Corporation’s third annual meeting of stockholders following the effectiveness of this Seventh Amended and Restated Certificate of Incorporation. As long as Hitachi Chemical Co., Ltd. (“Hitachi”) owns at least 5% of the issued and outstanding shares of capital stock of the Corporation Hitachi shall be entitled to -elect one (1) director of the Corporation (the “Hitachi Director”), who shall be a Class III director. Subject to the rights of Hitachi with respect to the Hitachi Director and the rights, if any, of the holders of any Preferred Stock then outstanding, any vacancy in the board of directors, whether because of death, resignation, disqualification, an increase in the authorized number of directors, removal, or any other cause, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. When the board of directors fills a vacancy, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds (or shall complete the term of the class of directors in which the new directorship was created) and shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. Directors shall continue in office until others are elected and qualified in their stead, or until their earlier death, resignation or removal. When the number of directors is changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, and any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. Any director (other than the Hitachi Director) or the entire board of directors may be removed at any time by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors, but only for cause.

Advance notice of stockholder nominations for the election of members of the board of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VI

To the extent permitted by law, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, and (ii) such action has been earlier approved by the board of directors. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Special meetings of stockholders may be called only by the Chairman of the board of directors or the Chief Executive Officer or by the board of directors acting pursuant to a resolution adopted by a majority of the board of directors.

ARTICLE VII

In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to adopt, amend, alter and repeal from time to time the bylaws of the Corporation by majority vote of all directors except that any provision of the bylaws requiring, for board action, a vote of greater than a majority of the board shall not be amended, altered or repealed except by such supermajority vote. The stockholders of the Corporation may only adopt, amend or repeal bylaws with the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Common Stock outstanding and entitled to vote thereon.

ARTICLE VIII

The Corporation reserves the right to amend this Seventh Amended and Restated Certificate of Incorporation in any manner provided herein or permitted by the DGCL, and all rights and powers, if any, conferred herein on stockholders, directors and officers are subject to the reserved power. Notwithstanding the foregoing, without the affirmative vote of the holders of sixty percent of the voting power of all of the shares of the stock outstanding entitled to vote thereon, voting as a single class, the Corporation shall not alter, amend or repeal Article V, Article VI, Article VIII, or Article IX of this Seventh Amended and Restated Certificate of Incorporation or the provisions of Article IV providing for undesignated Preferred Stock.

ARTICLE IX

A. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, or any predecessor to the Corporation.

C. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

FOURTH: This Seventh Amended and Restated Certificate of Incorporation has been duly approved by the board of directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: This Seventh Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, by the written consent of the holders of the requisite number of the shares of outstanding stock of entitled to vote thereon, and written notice of such action will be given to the holders of such shares who did not so consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Great Basin Scientific, Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by its President on this 14th day of October , 2014.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton,
Ryan Ashton,
President

CERTIFICATE OF DESIGNATION OF SERIES E CONVERTIBLE

PREFERRED STOCK OF GREAT BASIN SCIENTIFIC, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Great Basin Scientific, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “ Corporation ”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “ Certificate of Incorporation ”) authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation (“ Preferred Stock ”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “ Board ”), subject to limitations prescribed by law, to provide, out f the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “ Certificate of Designation ”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. Designation . There shall be a series of Preferred Stock that shall be designated as “Series E Convertible Preferred Stock” (the “ Series E Preferred Stock ”) and the number of shares constituting such series shall be 2,860,200. The rights, preferences, powers, restrictions and limitations of the Series E Preferred Stock shall be as set forth herein.

2. Defined Terms . For purposes hereof, the following terms shall have the following meanings:

“ Affiliate ” has the meaning provided for the same term in the Exchange Act.

“ Board ” has the meaning set forth in the Recitals.

“ Certificate of Designation ” has the meaning set forth in the Recitals.

“ Certificate of Incorporation ” has the meaning set forth in the Recitals.

“ Common Stock ” means the common stock, par value $0.001 per share, of the Corporation.

“ Corporation ” has the meaning set forth in the Preamble.

“ Date of Issuance ” means, for any share of Series E Preferred Stock, the date on the prospectus included in the registration statement pursuant to which the units were issued of which the Series E Preferred Stock was a component.

“ Early Conversion Trigger Date ” has the meaning set forth in Section 5.1(b).

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

“ Fundamental Transaction ” means that (i) the Corporation or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation or any of its subsidiaries is the surviving corporation) any other Person unless the shareholders of the Corporation immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

“ Maximum Percentage ” has the meaning set forth in Section 5.5.

“ Person ” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“ Preferred Stock ” has the meaning set forth in the Recitals.

“ Series E Preferred Stock ” has the meaning set forth in Section 1.

“ Transfer Agent ” has the meaning set forth in Section 5.1(b).

“ Voting Stock ” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

3. Rank . With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series E Preferred Stock shall rank equal to the Common Stock on an as converted basis.

4. Voting .

4.1 The Series E Convertible Preferred Stock shall have no voting rights, except as expressly set forth in this Section 4.

4.2 So long as any shares of Series E Preferred Stock are outstanding, the affirmative vote of the holders of at least a majority of the Series E Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of this Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series E Preferred Stock, whether by merger or consolidation or otherwise; provided , however , that in the event of an amendment to terms of the Series E Preferred Stock, including by merger or consolidation, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series E Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights, taken as a whole, not materially less favorable to the holders of the Series E Preferred Stock than the powers, preferences or special rights of the Series E Preferred Stock, taken as a whole, the occurrence of such event shall not be deemed to materially and adversely affect such powers, preferences or special rights of the Series E Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of such events.

4.3 For purposes of Section 4.2, each share of Series E Preferred Stock shall have one vote per share. Except as set forth herein, the Series E Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

4.4 No amendment to these terms of the Series E Preferred Stock shall require the vote of the holders of Common Stock (except as required by law) or any series of Preferred Stock other than the Series E Preferred Stock.

4.5 Without the consent of the holders of the Series E Preferred Stock, so long as such action does not materially and adversely affect the powers, preferences or special rights of the Series E Preferred Stock, taken as a whole, and to the extent permitted by law, the Corporation may amend, alter, supplement, or repeal any terms of this Certificate of Designation for the following purposes:

(a) to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

(b) to make any provision with respect to matters or questions relating to the Series E Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation.

5. Conversion .

5.1 Right to Convert

(a) Right to Convert . Subject to the provisions of this Section 5, at any time and from time to time on or after the date that is six months after the Date of Issuance, any holder of Series E Preferred Stock shall have the right by written election to the Corporation to convert each share of Series E Preferred Stock held by such holder into four (4) shares of Common Stock (including any fraction of a share).

(b) Early Conversion . Subject to the provisions of this Section 5, if at any time after 30 days from the Date of Issuance, the closing trading price of the Common Stock of the Corporation is above $4.00 per share (subject to adjustment for stock splits, stock dividends or similar events) for 20 consecutive trading days (such twentieth day, the “ Early Conversion Trigger Date ”), then, at any time and from time to time after the 15th day after the Early Conversion Trigger Date, any holder of Series E Preferred Stock shall have the right by written election to the Corporation and the Corporation’s transfer agent American Stock Transfer & Trust Company (the “ Transfer Agent ”), to convert all or any portion of each outstanding share of Series E Preferred Stock (including any fraction of a share) held by such holder into four (4) shares of Common Stock (including any fraction of a share) at any time after 15 days from the Early Conversion Trigger Date.

5.2 Fundamental Transaction Automatic Conversion . Subject to the provisions of this Section 5, if at any time and from time to time on or after the Date of Issuance, the Corporation enters into or is party to a Fundamental Transaction, each share of Series E Preferred Stock shall convert automatically into four (4) shares of Common Stock (including any fraction of a share) immediately prior to consummation of such Fundamental Transaction. To the extent such a conversion would be limited by Section 5.5, the holder shall be entitled to convert the Series E Preferred Stock that it could not initially convert at a later date or dates, provided that at such later date or dates the limitation in Section 5.5 would no longer apply to the holder because such holder would no longer own in excess of the Maximum Percentage (as defined in Section 5.5).

5.3 Procedures for Conversion; Effect of Conversion

(a) Procedures for holder Conversion . In order to effectuate a conversion of shares of Series E Preferred Stock pursuant to Section 5.1(a), a holder shall submit a written election to the Corporation and the Corporation’s Transfer Agent, and that such holder elects to convert such shares, the number of shares elected to be converted. The conversion of such shares hereunder shall be deemed effective as of the date of receipt of such written election by the Corporation’s Transfer Agent. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(b) Effect of Conversion . All shares of Series E Preferred Stock converted as provided in this Section 5 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

5.4 Reservation of Stock . The Corporation shall at all times when any shares of Series E Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series E Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series E Preferred Stock pursuant to this Section 5. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the shares of Series E Preferred Stock.

5.5 Limitations on Conversion . Notwithstanding anything to the contrary contained in this Certificate, the Series E Preferred Stock shall not be convertible by a holder to the extent (but only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% (the “ Maximum Percentage ”) of the Common Stock. To the extent the above limitation applies, the determination of whether the holder’s shares shall be convertible (vis-à-vis other convertible securities owned by the holder or any of its Affiliates) and of which such securities shall be convertible (as among all such securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Corporation for conversion. No prior inability to convert the shares of Series E Preferred Stock pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of the shares of Series E Preferred Stock. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Corporation may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the holder, the Corporation shall within one (1) Business Day confirm orally and in writing to the holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion of convertible securities into Common Stock, including, without limitation, pursuant to this Certificate of Designation or securities issued pursuant to the Certificate of Designation.

6. Status of Converted or Acquired Shares . All shares of Series E Preferred Stock (i) converted into shares of Common Stock in accordance with Section 5 herein or (ii) acquired by the Corporation shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

7. Maturity . The Series E Preferred Stock has no maturity date, no sinking fund has been established for the retirement or redemption of Series E Preferred Stock, and the Series E Preferred Stock has no redemption provisions.

8. Notices . Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 8).

9. Amendment and Waiver . No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series E Preferred Stock; provided , that no amendment, modification or waiver of the terms or relative priorities of the Series E Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with Section 4 and this Section 9.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this 2nd day of March, 2015.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GREAT BASIN SCIENTIFIC, INC.

The undersigned, Ryan Ashton, hereby certifies that:

FIRST : He is duly elected and acting President and Chief Executive Officer of Great Basin Scientific, Inc., a Delaware corporation (the “ Corporation ”).

SECOND: Article IV.A. of the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. is hereby amended and restated in its entirety:

“A. The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

THIRD: This certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH : This Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the Delaware General Corporation Law, by the vote of the holders of the requisite number of the shares of outstanding common stock entitled to vote thereon at the annual meeting of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer on this 2nd day of June, 2015.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF

SERIES E CONVERTIBLE PREFERRED STOCK OF

GREAT BASIN SCIENTIFIC, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Great Basin Scientific, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, by its President and Chief Executive Officer, does hereby certify and set forth as follows:

1. The name of the corporation is Great Basin Scientific, Inc. (the “Corporation”).

2. The Corporation’s Certificate of Designation of Series E Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on March 2, 2015.

3. Effective upon the filing of this Certificate of Amendment, the Certificate of Designation of Series E Convertible Preferred Stock of the Corporation is hereby amended by adding a new Section 5.1(c), which shall read in its entirety as follows:

“5.1(c). Early Conversion Upon Cash Exercise of Series C Warrants . Subject to the provisions of this Section 5, if at any time the holder of Series E Preferred Stock tenders an exercise notice to exercise all eight (8) Series C Warrants contained in each Unit held by such holder for cash, such holder of Series E Preferred Stock shall have the right by written election to the Corporation and the Transfer Agent, to convert all or any portion of each outstanding Share of Series E Preferred Stock (including any fraction of a share) contained in each such Unit held by such holder into four (4) shares of Common Stock (including any fraction of a share) at any time.”

4. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the holders of the requisite number of shares of Series E Convertible Preferred Stock of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of June 22, 2015.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	President and Chief Executive Officer

SECOND

CERTIFICATE OF AMENDMENT

TO

THE SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “ Corporation ”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify:

FIRST : That at a meeting of the Board of Directors of the Corporation (the “ Board ”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “ Amendment ”) to the Corporation’s seventh amended and restated certificate of incorporation (the “ Certificate of Incorporation ”) to reclassify, change, and convert every sixty (60) outstanding shares of the Corporation’s common stock, par value $0.001 per share (“ Common Stock ”), into one (1) share of Common Stock, par value $0.0001 per share.

SECOND :

1.	Article IV.A of the Corporation’s Certificate of Incorporation is hereby amended by adding the following:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every sixty (60) shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, that are issued and outstanding immediately prior to 5:00 pm EST on December 11, 2015 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD : That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH : That the aforesaid Amendment were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH : The foregoing amendment shall be effective on December 11, 2015 at 5:00 pm EST.

SIXTH : Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 10 th day of December, 2015.

GREAT BASIN SCIENTIFIC, INC .

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:20 PM 03/30/2016 FILED 01:20 PM 03/30/2016 SR 2016196 7 452 - File Number 4562069

THIRD

CERTIFICATE OF AMENDMENT

TO

THE SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “ Corporation ”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “ Board ”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “ Amendment ”) to the Corporation’s seventh amended and restated certificate of incorporation (the “ Certificate of Incorporation ”) to reclassify, change, and convert every thirty five (35) outstanding shares of the Corporation’s common stock, par value $0.0001 per share (“ Common Stock ”), into one (I) share of Common Stock, par value $0.0001 per share.

SECOND:

1.	Article IV.A of the Corporation’s Certificate of Incorporation is hereby amended by adding the following:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every thirty five (35) shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to 5:00 pm EDT on March 30, 2016 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: That the aforesaid Amendment were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: The foregoing amendment shall be effective on March 30, 2016 at 5:00 pm EDT.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 30 th day of March, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	President and Chief Executive Officer

FOURTH

CERTIFICATE OF AMENDMENT

TO

THE SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s seventh amended and restated certificate of incorporation (the “Certificate of Incorporation”) to reclassify, change, and convert every eighty (80) outstanding shares of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), into one (1) share of Common Stock, par value $0.0001 per share.

SECOND:

1.	Article IV.A of the Corporation’s Certificate of Incorporation is hereby amended by adding the following:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every eighty (80) shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to 12:01am EDT on September 16, 2016 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD:  That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH:  That the aforesaid Amendment were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH:  The foregoing amendment shall be effective on September 16, 2016 at 12:01 am EDT.

SIXTH:  Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 14th  day of September, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:  /s/ Ryan Ashton

Name: Ryan Ashton

Title: President and Chief Executive Officer

CERTIFICATE OF CORRECTION TO SECOND

CERTIFICATE OF AMENDMENT TO

THE SEVENTH AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “ Corporation ”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify:

1.

The Second Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. filed with the Secretary of State of the State of Delaware on December 10, 2015 (the “Second Certificate of Amendment”), requires correction as permitted by Section 103 of the Delaware General Corporation Law.

2.	The Second Certificate of Amendment as filed was inaccurate in the following respect: A change to the par value of the Corporation’s common stock was not effected as intended.

3.	The Second Certificate of Amendment so filed is corrected in the following manner: Article FIRST and Article SECOND are amended in their entirety to read as follows:

FIRST : That at a meeting of the Board of Directors of the Corporation (the “ Board ”) resolutions were duly adopted authorizing the Corporation to executeand file with the Secretary of State of the State of Delaware amendments (the “ Amendment ”) to the Corporation’s seventh amended and restated certificate ofincorporation (the “ Certificate of Incorporation ”) to reclassify, change, and convert every sixty (60) outstanding shares of the Corporation’s common stock, parvalue $0.001 per share (“ Common Stock ”), into one (1) share of Common Stock, par value $0.0001 per share. The par value of the Corporation’s Common Stock shallbe reclassified and amended from $0.001 per share to $0.0001 per share.

SECOND :

1.	Article IV of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“A.   The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.   The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share thereof held of record.

C.   The Preferred Stock may be issued from time to time by the board of directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or non-voting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The board of directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i) the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;

(ii) the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv) the obligation, if any, of the Corporation to retire shares of such class or series pursuant to a sinking fund;

(v) whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

D.   Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every sixty (60) shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, that are issued and outstanding immediately prior to 5:00 pm EST on December 11, 2015 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non- assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued. The par value of the Corporation’s Common Stock shall be reclassified and amended from $0.001 per share to $0.0001 per share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 15 th day of September, 2016.

GREAT BASIN SCIENTIFIC, INC.
By:	/s/ Jeffrey Rona
Name:	Jeffrey Rona
Title:	Chief Financial Officer

FIFTH CERTIFICATE OF AMENDMENT

TO

THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “ Corporation ”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify:

FIRST : That at a meeting of the Board of Directors of the Corporation (the “ Board ”) resolutions were duly adopted authorizing the Corporation to executeand file with the Secretary of State of the State of Delaware amendments (the “ Amendment ”) to the Corporation’s seventh amended and restated certificate ofincorporation (the “ Certificate of Incorporation ”) to reclassify, change, and convert every eighty (80) outstanding shares of the Corporation’s common stock, parvalue $0.0001 per share, into one (1) share of common stock, par value $0.0001 per share.

SECOND :

1.	Article IV of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

A.   The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.   The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share thereof held of record.

C.   The Preferred Stock may be issued from time to time by the board of directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or non-voting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The board of directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i)    the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;

(ii)   the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii)   whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv)   the obligation, if any, of the Corporation to retire shares of such class or series pursuant to a sinking fund;

(v)   whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi)   whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii)   the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(viii)   any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

D. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every eighty (80) shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to 12:01am EDT on September 16, 2016 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common    Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD : That pursuant to a resolution of the Board,  a special meeting of the stockholders of the Corporation was duly called and held upon notice inaccordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH : That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH : The foregoing amendment shall be effective on September 16, 2016 at 12:01 am EDT.

SIXTH : Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 15 th day of September, 2016.

GREAT BASIN SCIENTIFIC, INC.
By:	/s/ Jeffrey Rona
Name:	Jeffrey Rona
Title:	Chief Financial Officer

CERTIFICATE OF DESIGNATION

of

SERIES E PREFERRED STOCK

of

GREAT BASIN SCIENTIFIC, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Great Basin Scientific, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “ Company ”),

DOES HEREBY CERTIFY :

FIRST:   That the Board of Directors of the Company (the “ Board of Directors ” or the “ Board ”), adopted the following resolutions pursuant to the authority granted by Section 151(g) of the Delaware General Corporation Law:

RESOLVED , 74,380 of the 2,860,200 authorized shares of the Company’s Series E Preferred Stock, par value $0.001 (the “ Series E Preferred Stock ”), previously designated and issued pursuant to that certain Certificate of Designation, Preferences and Limitations of Series E Preferred Stock of the Company dated March 2, 2015 (the “ Series E Certificate of Designation ”) remain outstanding as of the date hereof.

RESOLVED FURTHER , that none of the authorized shares of the Company’s Series E Preferred Stock shall be issued subject to the Series E Certificate of Designation after the date hereof.

RESOLVED FURTHER , that it is advisable pursuant to Section 151(g) of the Delaware General Corporation Law to reduce the number of authorized shares of the Company’s Series E Preferred Stock to 74,380, which represents the number of shares of the Company’s Series E Preferred stock that is currently issued and outstanding.

RESOLVED FURTHER , that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute any such certificate as may be required by the Secretary of State of the State of Delaware to reduce the number of authorized shares of the Company’s Series E Preferred Stock to 74,380 in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof, and to file such document with the Secretary of State of the State of Delaware.

SECOND: In accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, upon the filing of this Certificate of Designation with the Delaware Secretary of State, the Company’s certificate of incorporation, as amended, automatically shall be amended to reduce the authorized number of Series E Preferred Stock from 2,860,200 to 74,380.

 IN WITNESS WHEREOF , the Company has caused this Certificate of Designation to be signed by Jeffrey Rona, Chief Financial Officer, this 2 nd day of November, 2016.

GREAT BASIN SCIENTIFIC, INC.
a Delaware Corporation
By:	/s/ Jeffrey Rona
Name:	Jeffrey Rona
Title:	Chief Financial Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES F CONVERTIBLE PREFERRED STOCK OF
GREAT BASIN SCIENTIFIC, INC.

I, Jeffrey A. Rona, hereby certify that I am the Secretary  of Great Basin Scientific, Inc., a Delaware corporation (the “ Company ”), a corporation organized and existing under the Delaware General Corporation Law (the “ DGCL ”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of Directors of the Company (the “ Board of Directors ”) by the Company’s Certificate of Incorporation, as amended (the “ Certificate of Incorporation ”), the Board of Directors on November 1, 2016 adopted the following resolutions creating a series of shares of preferred stock designated as Series F Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors designates the Series F Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES F CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares . There shall hereby be created and established a series of preferred stock of the Company designated as “Series F Convertible Preferred Stock” (the “ Preferred Shares ”), which shall be issued in exchange for certain 2015 Notes, originally issued pursuant to the 2015 SPA, by and among the Company and each initial holder of Preferred Shares The authorized number of Preferred Shares shall be 8,436 shares . Each Preferred Share shall have a par value of $0.001 . Capitalized terms not defined herein shall have the meaning as set forth in Section 31 below.

2. Ranking . Except to the extent that the Required Holders expressly consent in writing to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 14, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “ Junior Stock ”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares.  Without limiting any other provision of this Certificate of Designations, without the prior express written consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “ Senior Preferred Stock ”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “ Parity Stock ”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date that is ninety (90) days after the date no Preferred Shares remain outstanding.  In the event of a Fundamental Transaction, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such Fundamental Transaction shall be inconsistent therewith.

3. Dividends .

(a) From and after the first date of issuance of any Preferred Shares (the “ Initial Issuance Date ”, and the date of initial issuance of any given Preferred Share, an “ Issuance Date ”), each holder of Preferred Shares (each, a “ Holder ” and collectively, the “ Holders ”) shall be entitled to receive dividends (“ Dividends ”) when, if and as declared by the Board of Directors, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share.

(b) Dividends on each Preferred Share shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, a Triggering Event, at the Default Rate and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, in arrears for each calendar month on the first (1st) Business Day of each calendar month after any such

Dividends accrues after a Triggering Event (each, an “ Dividends Date ”).  Dividends, if any, shall be payable on each Dividends Date to each Holder of a Preferred Share on the applicable Dividends Date in cash by wire transfer of immediately available funds pursuant to wire instruction provided by such Holder in writing to the Company.  Prior to the payment of Dividends on an Dividends Date, Dividends on each Preferred Share shall accrue at the Default Rate and be payable by way of inclusion of the Dividends in the Conversion Amount (as defined in Section 4(b)(i)) on each Conversion Date (as defined in Section 4(c)(i)) in accordance with Section 4(c)(i) and/or on each Redemption Date.  In the event that such Triggering Event is subsequently cured, the Dividends shall cease to accrue as of the date of such cure; provided, that the Dividends as calculated and unpaid as of the cure of such Triggering Event shall continue to be due and payable as set forth above; provided, further, that for the purpose of this Section 3, such Triggering Event shall not be deemed cured with respect to any given Holder unless and until any accrued and unpaid Dividends shall be paid to such Holder.  Notwithstanding anything herein to the contrary, Dividends payable on any Dividends Date shall be reduced on a dollar for dollar basis for each dollar received by any given Holder since the immediately preceding Dividends Date (or, with respect to the first Dividends Date hereunder, since the Issuance Date) as a cash Distribution in accordance with Section 13.

4. Conversion. At any time or times after the Initial Issuance Date, each Preferred Share shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right . Subject to the provisions of Section 4(d), at any time or times on or after the Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into fully paid and nonassessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate . The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “ Conversion Rate ”):

(i) “ Conversion Amount ” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value to be converted, redeemed or otherwise with respect to which this determination is being made plus (2) any accrued and unpaid Late Charges, if any, with respect to such Stated Value.

(ii) “ Conversion Price ” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $0.02, subject to adjustment as provided herein.

(c) Mechanics of Conversion . The conversion of each Preferred Share shall be conducted in the following manner:

(i) Optional Conversion . To convert a Preferred Share into shares of Common Stock on any date (a “ Conversion Date ”), a Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “ Conversion Notice ”) to the Company and (B) if required by Section 4(c)(iii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), such Holder shall surrender to a common carrier for delivery to the Company the original certificates representing the Preferred Shares (the “ Preferred Share Certificates ”) so converted as aforesaid as soon as practicable on or following such date (or an indemnification undertaking with respect to such Preferred Share Certificates in the case of its loss, theft or destruction).  On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to such Holder and the Company's transfer agent (the “ Transfer Agent ”).  On or before the third (3rd) Trading Day following the date of receipt of a Conversion

Notice (the “ Share Delivery Date ”), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company (“ DTC ”) Fast Automated Securities Transfer Program and the Conversion Shares can then be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or (y) otherwise, issue and deliver to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled pursuant to such conversion.  If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of each Preferred Share shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to such Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(ii) Company’s Failure to Timely Convert . If the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC, as required pursuant to the terms of Section 4(c)(i), for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (a “ Conversion Failure ”), then such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, such Preferred Shares that have not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise.  In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Conversion Shares can then not be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares can then be immediately sold or transferred by such Holder pursuant to an effective registration statement or Rule 144, for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “ Buy-In ”), then the Company shall, within three (3) Trading Days after such Holder's request and in such Holder's discretion, either (x) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “ Buy-In Price ”), at which point the Company's obligation to issue and deliver such certificate or credit such Holder's balance account with DTC for the shares of Common Stock to which such Holder is entitled upon such Holder's conversion of the applicable Preferred Shares shall terminate, or (y) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as required pursuant to the terms of Section 4(c)(i), for such shares of Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Buy-In Price (including brokerage commissions and other out-of-pocket expenses, if any).  Nothing shall limit such Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of each Preferred Share as required pursuant to the terms hereof.

(iii) Registration; Book-Entry . The Company shall maintain a register (the “ Register ”) for the recordation of the names and addresses of the Holders of each Preferred Share and number and Stated Value of the Preferred Shares then outstanding (the “ Registered Preferred Shares”).  The entries in the Register shall be  conclusive and binding for all purposes absent manifest error.  The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary.  A Registered Preferred Share may be assigned, transferred or sold, in whole or in part, only by registration of such assignment or sale on the Register.  Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18.  Notwithstanding anything to the contrary in this Section 4(c)(iii), subject to (and not in lieu of) the transfer restrictions set forth in the 2015 SPA, a Holder may assign any Preferred Share to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Preferred Share to the Company and the recordation of such assignment or sale in the Register (a “ Related Party Assignment ”); provided , that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Preferred Share to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Preferred Share to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “ Related Party Register ”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of any Preferred Share Certificate in accordance with the terms hereof, such Holder shall not be required to physically surrender a Preferred Share Certificate to the Company unless (A) the full number of Preferred Shares represented by such Preferred Share Certificate is being converted or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of each Preferred Share upon physical surrender of such Preferred Share Certificate.  The Holder and the Company shall maintain records showing the Stated Value, Dividends, if any, and Late Charges, if any, converted, and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of each Preferred Share Certificate upon conversion.  If the Company does not update the Register to record such Stated Value, Dividend and Late Charges converted and/or paid (as the case may be) and the dates of such conversions or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes . In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitation on Beneficial Ownership . The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred

Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of either 4.99% or 9.99% (as designated by the applicable Holder on the signature page of such Holder to the Exchange Agreement of such Holder (the “ Maximum Percentage ”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the 2016 Notes and the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d).  For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “ Reported Outstanding Share Number ”).  If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice.  For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported.  In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “ Excess Shares ”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61 st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder.  For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares .

(e) Automatic Conversion At Maturity . On the second anniversary of the Initial Issuance Date (the “ Maturity Date ”), so long as no Triggering Event then exists or is continuing, each Preferred Share that remains outstanding hereunder shall automatically convert (the " Maturity Automatic Conversion ") into shares of Common Stock at a conversion price equal to $0.02 (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date) (the “ Maturity Automatic Conversion Price ”) in accordance with the mechanics set forth in Section 4(c) (with “Maturity Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect thereto and with a Conversion Notice for such Preferred Shares subject to such Maturity Automatic Conversion being deemed to have been delivered by such Holder to the Company on the third (3 rd ) Trading Day immediately prior to the Maturity Date) ( provided , however , that to the extent that the Maturity Automatic Conversion would result in any Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, then such Holder's Preferred Shares shall not automatically converted pursuant to the Maturity Automatic Conversion to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Maturity Automatic Conversion (and beneficial ownership) to such extent) and the portion of shares of Common Stock otherwise issuable to such Holder pursuant to the Maturity Automatic Conversion shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such shares of Common Stock otherwise issuable to such Holder pursuant to the Maturity Automatic Conversion to the same extent as if there had been no such limitation).

(f) Alternate Conversion .

(i) General .  Subject to Section 4(d), at any time after the eight month anniversary of the Initial Issuance Date (or such other date as mutually determined by the Company and the Required Holders), a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “ Alternate Conversion Date ”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(f), the “ Alternate Conversion Amount ”) into shares of Common Stock at the Alternate Conversion Price (each, a  “ Alternate Conversion ”).

(ii) Mechanics of Alternate Conversion .  On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(f) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion.  Notwithstanding anything to the contrary in this Section 4(f), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to such Holder, such Alternate Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(f).

(g) Automatic Conversion . On the first (1st ) Trading Day after the date hereof (or such other date as mutually determined by the Company and the Required Holders) (the “ Automatic Conversion Date ”), so long as no Triggering Event then exists or is continuing, such aggregate number of Preferred Shares with respect to each Holder convertible into such Holder’s Initial Required Reservation Amount (as set forth on the signature page such Holder’s Exchange Agreement) (less any shares of Common Stock issued (or deemed issued) to such Holder with respect to any Conversion Notice(s) of such Holder delivered to the Company on or prior to the Automatic Conversion Date) (rounded down to the nearest Preferred Share for each Holder) shall automatically convert (the " Automatic Conversion ") into shares of Common Stock at a conversion price equal to $0.02 (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date) (the “ Automatic Conversion Price ”) in accordance with the mechanics set forth in Section 4(c) (with “Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect thereto and with a Conversion Notice for such applicable Preferred Shares subject to the Automatic Conversion being deemed to have been delivered by such Holder to the Company on the third (3 rd ) Trading Day immediately prior to the Automatic Conversion Date) ( provided , however , that to the extent that the Automatic Conversion would result in any Holder and such

Holder's other Attribution Parties exceeding the Maximum Percentage, then such Holder's Preferred Shares shall not automatically converted pursuant to the Automatic Conversion to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent) and the portion of shares of Common Stock otherwise issuable to such Holder pursuant to the Automatic Conversion shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and such Holder's other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such shares of Common Stock otherwise issuable to such Holder pursuant to the Automatic Conversion to the same extent as if there had been no such limitation).

5. Rights Upon Fundamental Transactions .

(a) Assumption . The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by such Holder, to deliver to such Holder in exchange for such Preferred Shares of such Holder, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and dividend rate equal to the Stated Value amount and the Default Rate of the Preferred Shares then outstanding, having similar conversion rights and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders.  Upon the occurrence or consummation of any Fundamental Transaction in which the Company is not the Successor Entity (or in which the Common Stock ceases to be registered under the 1934 Act), and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Certificate of Designations  (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Certificate of Designations with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Certificate of Designations, and, solely at the request of such Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Certificate of Designations ) to such Holder in exchange for each Preferred Share a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to each Preferred Share and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “ Successor Capital Stock ”) equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of each Preferred Share (without regard to any limitations on the conversion of each Preferred Share) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to such Holder shall be equal to the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“ Non-Cash Consideration ”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 23 with the term “Non-Cash Consideration” being substituted for the term “Conversion Price”) that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had each Preferred Share been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of each Preferred Share) (the “ Aggregate Consideration ”) divided by (B) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the Aggregate

Consideration and (B) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) ( provided , however , to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to such Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of each Preferred Share that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by such Holder solely at its option).  Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to each Holder confirmation that there shall be issued upon conversion of each Preferred Share at any time after the occurrence or consummation of the Fundamental Transaction, as elected by such Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of each Preferred Share prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had each Preferred Share been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of each Preferred Share), as adjusted in accordance with the provisions of this Certificate of Designations.  The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions.

6. Redemptions.

(a) Triggering Event Redemption Right .  Upon the occurrence of any Triggering Event, the Company shall within two (2) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an “ Triggering Event Notice ”) to each Holder.  A Triggering Event Notice shall include (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred. Provided that the Lead Investor shall have required the Company to redeem all or any the Lead Investor's Preferred Shares in connection with the applicable Triggering Event (the aggregate number of Preferred Shares of the Lead Investor subject to such redemption, the “ Lead Investor Redemption Preferred Shares ”), at any time after the earlier of a Holder's receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event and ending on the fifteenth (15th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder's receipt of a Triggering Event Notice, such Holder may require the Company to redeem (an “ Triggering Event Redemption ”) all, or part, of such aggregate number of Preferred Shares of such Holder not in excess of the product obtained by multiplying (i) the number of Preferred Shares that are then held by such Holder and (ii) a fraction (I) the numerator of which equals the Lead Investor Redemption Preferred Shares and (II) the denominator of which equals the aggregate number of Preferred Shares of the Lead Investor that is then outstanding, then, by delivering written notice thereof (the “ Triggering Event Redemption Notice ”) to the Company, which Triggering Event Redemption Notice shall indicate the aggregate number of Preferred Shares that such Holder is electing to require the Company to redeem.  Each Preferred Share subject to redemption by the Company pursuant to this Section 6(a) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount of the Preferred Shares being redeemed and (y) the product of (A) the Conversion Amount of the Preferred

Shares being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the applicable Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “ Triggering Event Redemption Price ”).  Redemptions required by this Section 6(a) shall be made in accordance with the provisions of this Section 6.  Notwithstanding anything to the contrary in this Section 6(a), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount of the Preferred Shares submitted for redemption under this Section 6(a) may be converted, in whole or in part, by the applicable Holder into Common Stock pursuant to Section 4.To the extent redemptions required by this Section 6(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company's redemption of any Preferred Shares under this Section 6(a), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder.  Accordingly, any Triggering Event redemption premium due under this Section 6(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

(b) Change of Control Redemption Right . No sooner than twenty (20) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a “ Change of Control Notice ”).  At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) a Holder becoming aware of a Change of Control and (z) such Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, such Holder may require the Company to redeem (a “ Change of Control Redemption ”) all, or part, of the Preferred Shares of such Holder by delivering written notice thereof (“ Change of Control Redemption Notice ” ) to the Company, which Change of Control Redemption Notice shall indicate the aggregate number of Preferred Shares of such Holder that such Holder is electing to require the Company to redeem.  The aggregate number of Preferred Shares of such Holder subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount of the Preferred Shares of such Holder being redeemed and (y) the product of (A) the Conversion Amount of the Preferred Shares of such Holder being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “ Change of Control Redemption Price ”).  Redemptions required by this Section 6(b) shall be made in accordance with the provisions of Section 6 and shall have priority to payments to stockholders in connection with a Change of Control.  To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the Change of Control Redemption Price is paid in full, the Preferred Shares submitted for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4.  The parties hereto agree that in the event of the Company's redemption of any Preferred Shares under this Section 6(b), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder.  Accordingly, any Change of Control redemption premium due under this Section 6(b)  is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

(c) Company Optional Redemptions .  At any time after the Initial Issuance Date, the Company shall have the right to redeem all, but not less than all, of the Preferred Shares then outstanding (the Conversion Amount of such Preferred Shares, the “ Company Optional Redemption Amount ”) as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below)

(a “ Company Optional Redemption ”).  The Preferred Shares subject to redemption pursuant to this Section 6(c) shall be redeemed by the Company on the Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by each applicable Holder in writing to the Company at a price equal to greater of (x) 125% of the Conversion Amount of the Preferred Shares being redeemed and (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the Company Optional Redemption Notice Date and ending on the Company Optional Redemption Date (each as defined below), by (II) the lowest Conversion Price in effect during such period (the “ Company Optional Redemption Price”).  The Company may exercise its right to require redemption under this Section 6(c)  by delivering a written notice thereof by facsimile or electronic mail and overnight courier to each Holder (the “ Company Optional Redemption Notice ” and the date all of the Holders received such notice is referred to as the “ Company Optional Redemption Notice Dat e”).  The Company Optional Redemption Notice shall be irrevocable.  The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “ Company Optional Redemption Date ”), which date shall not be less than fifteen (15) Trading Days nor more than twenty-five (25) Trading Days following the Company Optional Redemption Notice Date and (ii) state the aggregate Conversion Amount of the Preferred Shares which the Company has elected to be subject to Company Optional Redemption from each Holder pursuant to this Section 6(c) on the Company Optional Redemption Date.  The Company may not effect more than one (1) Company Optional Redemption.  Notwithstanding anything to the contrary in this Section 6(c), until the Company Optional Redemption Price is paid, in full, the Preferred Shares of a Holder may be converted, in whole or in part, by such Holder into shares of Common Stock pursuant to Section 4.  All Conversion Amounts converted by such Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of each Preferred Share required to be redeemed on the Company Optional Redemption Date, unless such Holder otherwise indicates in the applicable Conversion Notice.  Company Optional Redemptions made pursuant to this Section 6(c) shall be made in accordance with Section 6(d)To the extent redemptions required by this Section 6(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Share under this Section 6(c), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder.

(d) Redemption Mechanics. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 6(a), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within three (3) Business Days after the Company’s receipt of such Triggering Event Redemption Notice (each, a “ Triggering Event Redemption Date ”).   If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within three (3) Business Days after the Company’s receipt of such notice otherwise (each, a “ Change of Control Redemption Date ”).  The Company shall deliver the Company Optional Redemption Price on the Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the applicable Holder in cash by wire transfer of immediately available funds pursuant to wire instruction provided by such Holder in writing to the Company on the applicable due date.  In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Certificate (in accordance with Section 18) representing the number of Preferred Shares which have not been redeemed and with a Stated Value as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, (y) the Company shall immediately return each Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 18) to such Holder representing such Preferred Shares to be redeemed and (z) the Conversion Price of such

Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

(e) Redemption by Multiple Holders.  Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in this Section 6, the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all Stated Value and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

 (f) Insufficient Assets.  If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of the Preferred Shares, the Company shall use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of the Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events .

(a) Purchase Rights . If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “ Purchase Rights ”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage) , at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation) .

(b) Other Corporate Events .  In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a " Corporate Event "), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holders will thereafter have the right to receive upon conversion of the Preferred Shares at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by any Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 7(a) and 13, which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock prior to the date of consummation of such Corporate Event), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which such Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of the Preferred Shares).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events.

8. Rights Upon Issuance of Other Securities .

(a) Adjustment of Conversion Price upon Issuance of Common Stock.   If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, or the Company publicly announces the issuance or sale of, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold, or in accordance with this Section 8(a) is deemed to have been issued or sold, by the Company (x) in connection with any Excluded Securities, (y) for which the applicable Holder received a Distribution in at least an equivalent amount pursuant to Section 13 and (z) adjusting the Conversion Price pursuant to Section 8(b)), for a consideration per share (the “ New Issuance Price ”) less than a price (the “ Applicable Price ”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “ Dilutive Issuance ”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 8(a), the following shall be applicable:

 (i) Issuance of Options .  If the Company in any manner grants or sells, or the Company publicly announces the issuance or sale of, any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible

Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities . If the Company in any manner issues or sells, or the Company publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion . If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

 (iv) Calculation of Consideration Received . If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by such Holder, the “ Primary Security ”, and such Option and/or Convertible Security and/or Adjustment Right, the “ Secondary Securities ” and together with the Primary Security, each a “ Unit ”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 8(a)(i) or 8(a)(ii) above and (z) the lowest Weighted Average Price of the Common Stock on any Trading Day during the three (3) Trading Day period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such three (3) Trading Day period).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “ Valuation Event ”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. Notwithstanding anything to the contrary contained in this Section 8(a), if the New Issuance Price calculated pursuant to this Section 8(a)  would result in a price less than $0.0001, the New Issuance Price shall be deemed to be $0.0001.

(v) Record Date . If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) No Readjustments . For the avoidance of doubt, in the event the Conversion Price has been adjusted pursuant to this Section 8(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Conversion Price be readjusted to the Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.   Any adjustment under this Section 8(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of such Holder under this Certificate of Designations ; provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(d) Voluntary Adjustment by Company. The Company may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price, the Maturity Automatic Conversion Price, the Automatic Conversion Price and/or the Alternate Conversion Price, as applicable, to any amount and for any period of time deemed appropriate by the Board of Directors.

9. Noncircumvention . The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the 2015 SPA), Bylaws (as defined in the 2015 SPA) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares.

10. Exchange .  In the event the Company enters into a Subsequent Placement (as defined in the 2015 SPA) while any of the Preferred Shares remains outstanding (other than (x) to the extent prohibited by applicable law and then only if the Company is unable under applicable law to affect a transaction with the Holders substantially and/or economically equivalent as determined by the Required Holders to such Exchange (as defined below) or (y) with respect to Excluded Securities), each Holder may, in its sole and absolute discretion, exchange (an “ Exchange ”) all or any portion of the outstanding Conversion Amount, and/or other amounts then payable under such Holder's Preferred Shares (such exchanged amount, the “ Exchange Amount ”), as purchase price for the securities to be offered in such Subsequent Placement in connection with, and otherwise upon the same terms available to other investors generally in connection with, such Subsequent Placement.  The Company shall take any and all actions necessary, advisable or reasonably requested by any Holder to ensure that such Holder is entitled and permitted, at such Holder's election, to participate as an investor in any Subsequent Placement as contemplated in this paragraph.  In the event that a Holder exercises this right, the Company shall take all actions necessary, advisable or reasonably requested by such Holder to cause (a) such exchange to be promptly (but in no event later than the scheduled closing date for such Subsequent Placement) consummated in favor of such Holder upon the same terms available to other investors in connection with such Subsequent Placement, and (b) such Holder to promptly (but in no event later than the scheduled closing date of such Subsequent Placement) be issued such securities offered in connection with such Subsequent Placement as if such Holder had invested an amount equal to the Exchange Amount in cash in such Subsequent Placement.  Following any such exchange pursuant to this paragraph, such Holder's Preferred Shares shall remain outstanding in accordance with its terms as to all amounts payable thereunder that have not been exchanged for securities in connection with such Subsequent Placement.

11. Voting Rights . The Holders of Preferred Shares shall have the right to vote with holders of shares of Common Stock, voting together as one class on all matters, with each Preferred Share entitling the Holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which it is then convertible (without regard to any limitations on conversion set forth herein, including, without limitation, the Maximum Percentage and/or the failure to have a sufficient number of shares of Common Stock reserved or available for issuance pursuant to the Certificate of Designations) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated; provided, that no Holder (together with such Holder’s Attribution Parties) shall be permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 9.99% of the shares of Common Stock then outstanding (including any votes with respect to any shares of Common Stock and Preferred Shares held by the Holder or such Holder’s Attribution Parties).  Holders of Preferred Shares shall also have such other voting rights as expressly provided in this Certificate of Designations and the DGCL. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL).

12. Liquidation, Dissolution, Winding-Up . In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “ Liquidation Funds ”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment (without regard to any limitations on the conversion of each Preferred Share) , provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 12. All the preferential amounts to be paid to the Holders under this Section 12 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 12 applies.

13. Distribution of Assets . If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “ Distributions ”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions ( provided , however , that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distribution declared or made under this Section 13 on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

14. Vote to Change the Terms of or Issue Preferred Shares .  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, in each case, solely if such action would materially adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to those certain Amended and Restated Exchange Agreements, dated as of November 2, 2016, each by and between the Company and a Holder (the “ Exchange Agreements ”); or (g) without limiting any provision of Section 9, whether or not prohibited by the terms of this Certificate of Designations, circumvent a right of the Preferred Shares.  Notwithstanding anything herein to the contrary, if the Company shall have obtained the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders, voting together as a single class, with respect to any amendment, waiver or repeal of any provision of this Certificate of Designations (each, a “ Permitted Amendment ”), but such Permitted Amendment would not be permitted to be effective under applicable law without the prior approval of such aggregate number of  holders of Common Stock of the Company as required to amend the Company’s Certificate of Incorporation, each of the Holders hereby agree to exchange the Preferred Shares of such Holder for an identical number of shares of a new series of preferred stock of the Company to be issued pursuant to a new certificate of designations, which shall be identical to this Certificate of Designations, subject to any change reasonably necessary to effect the Permitted Amendment, as reasonably approved by the Required Holders.

15. NEGATIVE COVENANTS .  Until all of the Preferred Shares have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “ Liens ”) other than Permitted Liens;

(c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Preferred Shares), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Triggering Event has occurred and is continuing;

(d) r edeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than the Preferred Shares), by way of payment in respect of principal of (or premium, if any) such Indebtedness prior to the scheduled maturity date of such Indebtedness.  For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments which may accrue under such Permitted Indebtedness;

(e) redeem or repurchase its Equity Interest (other than the Preferred Shares), or permit any Subsidiary to redeem or repurchase its Equity Interest (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries (other than the Preferred Shares) without in each case the prior express written consent of the Required Holders;

(f) make, any change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC.  The Company shall not modify its corporate structure or purpose;

(g) encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens; or

(h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

16. AFFIRMATIVE COVENANTS .

(a) General .  Until all of the Preferred Shares have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall, and the Company shall cause each Subsidiary to, directly or indirectly:

(i) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a Material Adverse Effect;

(ii) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(iii) maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(iv) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its Intellectual Property Rights (as defined in the 2015 SPA) which are reasonably necessary in the proper conduct of its business.

(b) Reservation .  The Company shall initially reserve out of its authorized and unissued shares of Common Stock at least 104,878,294 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) for the Preferred Shares to effect the conversion of the Preferred Shares, without regard to any limitations on conversion set forth herein.  The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders and the holders of the 2015 Warrants based on the Principal amount of the 2015 Notes issued to the Holder on the issuance date of the 2015 Notes.  Any shares of Common Stock reserved and allocated to any Holder which ceases to hold any Preferred Shares shall be allocated to the other Holders, pro rata based on the Principal amount of the Preferred Shares then held by such other Holders.

17. Transfer of Preferred Shares . A Holder may transfer some or all of its Preferred Shares without the consent of the Company.

18. Reissuance of Preferred Certificates .

(a) Transfer . If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Share Certificate.

(b) Lost, Stolen or Mutilated Preferred Share Certificate . Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number and Stated Value of Preferred Shares.

(c) Preferred Share Certificate Exchangeable for Different Denominations . Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) (in accordance with Section 18(d)) representing in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate . Whenever the Company is required to issue a new Preferred Share Certificate pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate immediately prior to such issuance of new Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which is the same as the issuance date of the original Preferred Share Certificate.

19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.   The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such

Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

20. Payment of Collection, Enforcement and Other Costs .  If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Company’s creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable and documented attorneys' fees and disbursements.

21. Construction; Headings .  This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.  Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

22. Failure or Indulgence Not Waiver .  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

23. Dispute Resolution . In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the applicable Holder.  If such Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to such Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by such Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by such Holder and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and such Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

24. Notices; Currency; Payments .

(a) Notices .  Whenever notice is required to be given under this Certificate of Designations , unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the 2015 SPA.  The Company shall provide each Holder with prompt written notice of all actions taken pursuant to each Preferred Share, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency .  All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“ U.S. Dollars ”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “ Exchange Rate ” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments . Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the 2015 SPA), provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“ Late Charge ”).

25. Waiver of Notice .  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the 2015 SPA.

26. Governing Law .  This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Holders (as evidenced by the acceptance of the Preferred Share Certificate issued to such Holder) and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Holders (as evidenced by the acceptance of the Preferred Share Certificate issued to such Holder) and the Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such other Person at the address set forth in Section 9(f) of the 2015 SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder.   THE HOLDERS (AS EVIDENCED BY THE ACCEPTANCE OF THE PREFERRED SHARE CERTIFICATE ISSUED TO SUCH HOLDER) AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY

HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THE PREFERRED SHARE CERTIFICATE OR ANY TRANSACTION CONTEMPLATED HEREBY.

 27. Severability .  If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28. Maximum Payments .  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

29. Stockholder Matters; Amendment .

(a) Stockholder Matters . Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment . Notwithstanding anything in Section 14 to the contrary, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

30. Disclosure . Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

31. Certain Defined Terms . For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “ 1934 Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “ 2015 Notes ” means those certain Senior Secured Convertible Notes issued by the Company pursuant to the 2015 SPA, as amended from time to time prior to the Subscription Date.

(c) “ 2015 SPA ” means that certain Securities Purchase Agreement dated as of December 28, 2015 by and among the Company and the Buyers listed on the signature pages attached thereto, as amended from time to time prior to the Subscription Date.

(d) “ 2015 Warrants ” means those certain warrants issued by the Company pursuant to the 2015 SPA, as amended from time to time prior to the Subscription Date.

(e) “ 2016 Notes ” means those certain Senior Secured Convertible Notes issued by the Company pursuant to the 2016 SPA, as amended from time to time prior to the Subscription Date.

(f) “ 2016 SPA ” means that certain Securities Purchase Agreement dated as of June 29, 2016 by and among the Company and the Buyers listed on the signature pages attached thereto, as amended from time to time prior to the Subscription Date.

(g) “ 2016 Warrants ” means those certain warrants issued by the Company pursuant to the 2016 SPA, as amended from time to time prior to the Subscription Date.

(h) “ Additional Amount ” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(i) " Adjustment Right " means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8) of shares of Common Stock (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(j) “ Affiliate ” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(k) “ Alternate Conversion Price ” means, as of any date of determination, 85% of the arithmetic average of the lower of (i) the three (3) lowest daily Weighted Average Prices of the Common Stock during the Measuring Period and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination.  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such Measuring Period.

(l) “ Approved Stock Plan ” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(m) “ Attribution Parties ” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act.  For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(n) “ Bloomberg ” means Bloomberg, L.P.

(o) “ Business Day ” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(p) “ Change of Control ” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company's market capitalization as calculated on  the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control .

(q) “ Closing Bid Price ” and “ Closing Sale Price ” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(r) “ Closing Date ” shall have the meaning set forth in the Exchange Agreements, which date is the date the Company initially issued the Preferred Shares.

(s) “ Common Stock ” means (i) the Company's shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(t) “ Contingent Obligation ” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u) “ Conversion Shares ” means shares of Common Stock issuable by the Company pursuant to the terms of any of the Preferred Shares, including, without limitation, any related Stated Value, Dividend and Late Charges so converted or redeemed.

(v) “ Convertible Securities ” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(w) “ Default Rate ” means 10.00% per annum.

(x) “ Eligible Market ” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(y) " Equity Interests " means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(z) “ Excluded Securities ” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) pursuant to the terms of the Certificate of Designations, upon conversion of the 2016 Notes or upon exercise of the Warrants or the Subordination Warrants; provided that the terms of the Certificate of Designations, such 2016 Notes, Warrants or Subordination Warrants, as applicable, are not amended, modified or changed on or after the Subscription Date except in the case of this Certificate of Designations as provided in Section 29(b) hereunder; and (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(aa) “ Fundamental Transaction ” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(bb) " GAAP " means United States generally accepted accounting principles, consistently applied.

(cc) “ Group ” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(dd) “ Indebtedness ” of any Person means, without duplication (i) all indebtedness for borrowed money, individually or in the aggregate exceeding $10,000, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ee) “ Lead Investor ” means Hudson Bay Master Fund Ltd.

(ff) “ Liquidation Event ” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company.

(gg) “ Material Adverse Effect ” shall have the meaning ascribed to such term in the Exchange Agreements.

(hh) “ Measuring Period ” means the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination.

(ii) “ Options ” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(jj) “ Parent Entity ” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(kk) “ Permitted Indebtedness ” means (i) Indebtedness evidenced by the Preferred Shares and the 2016 Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by each Preferred Share, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 10.00% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, and (v) Permitted Indebtedness set forth on Schedule 31(ll) attached hereto.

(ll) “ Permitted Liens ” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Triggering Event under Section 31(ccc)(vii); (ix) Permitted Liens set forth on Schedule 31(mm) of this Certificate of Designations in effect on the Subscription Date; (x) Liens arising under the Transaction Documents and (y) Liens with respect to the 2016 Notes.

(mm) “ Person ” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn) “ Principal Market ” means the OTCQB.

(oo) “ Redemption Notices ” means, collectively, the Triggering Events Redemption Notices, the Company Optional Redemption Notice and the Change of Control Redemption Notices, and each of the foregoing, individually, a “ Redemption Notice .”

(pp) “ Redemption Prices ” means, collectively, the Triggering Event Redemption Price, the Change of Control Redemption Price and the Company Optional Redemption Price, each of the foregoing, individually, a " Redemption Price ".

(qq) “ Related Fund ” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(rr) “ Required Holders ” means the holders of Preferred Shares representing on the Closing Date at least fifty-one percent (51%) of the aggregate Stated Value amount of the Preferred Shares issued on the

Closing Date and shall include the Lead Investor so long as the Lead Investor and/or any of its Affiliates collectively hold at least five percent (5%) of the Preferred Shares, in the aggregate.

(ss) “ SEC ” means the Securities and Exchange Commission or the successor thereto.

(tt) “ Stated Value ” shall mean, per share, the sum of (1) $1,000 and (2) the Additional Amount, if any, thereon, in each case, subject to adjustment upon any Preferred Share split, Preferred Share combination, recapitalization or similar event.

(uu) “ Subject Entity ” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(vv) “ Subordination Warrants ” means the common stock purchase warrants of the Company with the same terms and conditions of the 2015 Warrants issued to Spring Forth Investments LLC and the Utah Autism Foundation in connection with their agreement to enter into the Subordination Agreements (as defined in the 2015 SPA).

(ww) “ Subscription Date ” means November 2, 2016.

(xx) “ Subsidiaries ” shall have the meaning as set forth in the 2015 SPA

(yy) “ Successor Entity ” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(zz) “ Trading Day ” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(aaa) “ Transaction Documents ” means the 2015 SPA, the Exchange Agreements, this Certificate of Designations, the 2015 Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

(bbb) “ Triggering Events ” means each of the following events:

(i) (A) the suspension from trading for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(ii) (A) the Company's failure to cure a Conversion Failure or an Exercise Failure (as defined in the 2015 Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or the date a holder of 2015 Warrants delivers an Exercise Notice (as defined in the 2015 Warrants) and the applicable Aggregate Exercise Price (as defined in the 2015 Warrants), if any, to the Company, (B) the Company's notice, written or oral, to any Holder or any holder of the 2015 Warrants, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Preferred Share into, or exercise of the 2015 Warrants for, shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations or the 2015 Warrants, as applicable, other than pursuant to Section 4(d) (and analogous provisions under the 2015 Warrants) or (C) the Company's failure to have a sufficient number of authorized and available shares to issue with respect to any conversion of the Preferred Shares (assuming conversion in full of all Preferred Shares then outstanding at the initial Conversion Price (as adjusted for stock splits, stock dividends, stock combinations recapitalizations and similar events occurring after the Subscription Date), without regard to any limitations on conversion set forth herein) or exercise of the 2015 Warrants (assuming exercise in full of all 2015 Warrants then outstanding, without regard to any limitations on exercise set forth therein) (each an “ Authorized Share Failure ”); but only if such Authorized Share Failure has not been cured for a period of seventy-five (75) consecutive days.

(iii) the Company's failure to pay to such Holder any Dividend, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which a Holder is a party, except for a failure to pay Dividend and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

(iv) any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of Indebtedness of the Company or any of its Subsidiaries;

(v) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “ Bankruptcy Law ”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “ Custodian ”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within seventy-five (75) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(viii) other than as specifically set forth in another clause of this Section 31(ccc), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of five (5) Trading Days;

(ix) any breach or failure in any respect to comply with either Sections 15 or 16 of this Certificate of Designations, except, in the case of a breach of a covenant or other term or condition of Sections 15 or 16 of this Certificate of Designation, which is curable, only if such breach continues for a period of at least an aggregate of two (2) Trading Days;

(x) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Triggering Event has occurred;

(xi) the Company's failure for any reason after the date that is six (6) months immediately following the Issuance Date to satisfy the current public information requirement under Rule 144(c) of the 1933 Act; or

(xii) if as of the applicable date of determination (A) such Holder of each Preferred Share is not an Affiliate of the Company and (B) the shares of Common Stock issuable pursuant to the terms of this Certificate of Designations and/or exercise of the 2015 Warrants are eligible to be resold by such Holder either pursuant to an effective registration statement in favor of such Holder or Rule 144 of the 1933 Act, the failure of such shares of Common Stock issuable pursuant to the terms of this Certificate of Designations and/or such Warrant, as applicable, to be issued and delivered to such Holder without any restrictive legends.

(ccc) “ Warrants ” means the 2015 Warrants and the 2016 Warrants.

(ddd) “ Weighted Average Price ” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder.  If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23 with the term “Weighted Average Price” being substituted for the term “Conversion Price”.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series F Convertible Preferred Stock Great Basin Scientific, Inc. to be signed by its Vice President and Chief Financial Officer on this second day of November, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Jeffrey A. Rona
Name: Jeffrey A. Rona
Title: Secretary

EXHIBIT I

GREAT BASIN SCIENTIFIC, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Great Basin Scientific, Inc. (the “ Certificate of Designations ”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, $0.0001 par value per share (the “ Preferred Shares ”), of Great Basin Scientific, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (the “ Common Stock ”), of the Company, as of the date specified below.

Date of Conversion:
Aggregate number of Preferred Shares to be converted
Aggregate Stated Value of such Preferred Shares to be converted:
Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Preferred Share submitting this Conversion Notice that  after giving effect to the conversion provided for in this Conversion Notice, the Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number and otherwise pursuant to the provisions of Section 4(d) of the Certificate of Designations.

Please issue the Common Stock into which the applicable Preferred Shares are being converted to the Holder, or for its benefit, as follows:

☐  Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder

By:	_______________________

Name:
Title:

Tax ID:_________________________

Facsimile:_______________________

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

FIFTH

CERTIFICATE OF AMENDMENT

TO

THE SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s seventh amended and restated certificate of incorporation (the “Certificate of Incorporation”) to: (i) increase the Corporation’s authorized shares of common stock from 200,000,000 to 1,500,000,000; and (ii) reclassify, change, and convert every three hundred (300) outstanding shares of the Corporation’s common stock, par value $0.0001 per share, into one (1) share of common stock, par value $0.0001 per share.

SECOND:

1.	Article IV of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“A. The total number of shares of capital stock the Corporation is authorized to issue is one billion, five hundred five million (1,505,000,000) shares, consisting of One billion, five hundred million (1,500,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share thereof held of record.

C. The Preferred Stock may be issued from time to time by the board of directors as shares of one or more classes or series, without further stockholder approval. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular class or series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such class or series and to fix the designation and relative powers, including voting powers (which may be full, limited or non-voting powers), preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such class or series. The rights, privileges, preferences and restrictions of any such additional class or series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The board of directors is also authorized to increase or decrease the number of authorized shares of any class or series of Preferred Stock prior or subsequent to the issue of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i) the distinctive class or serial designation of such class or series and the number of shares constituting such class or series;

(ii) the annual dividend rate on shares of such class or series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such class or series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv) the obligation, if any, of the Corporation to retire shares of such class or series pursuant to a sinking fund;

(v) whether shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii) the rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

D. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every three hundred (300) shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to 12:01am EST on December 28, 2016 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

THIRD: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH:  The foregoing amendment shall be effective on December 28, 2016 at 12:01 am EST.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 22nd day of December, 2016.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name:	Ryan Ashton
Title:	Chief Executive Officer